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                                                                    EXHIBIT 10.6

                             AK STEEL CORPORATION

              EXECUTIVE MINIMUM AND SUPPLEMENTAL RETIREMENT PLAN

                     _____________________________________


               (as amended and restated as of January 20, 2000)
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                              AK STEEL CORPORATION
               EXECUTIVE MINIMUM AND SUPPLEMENTAL RETIREMENT PLAN

                (as amended and restated as of January 20, 2000)


                      ARTICLE 1:  INTRODUCTION AND PURPOSE

AK Steel Corporation hereby amends and restates the AK Steel Corporation Executive Minimum and Supplemental Retirement Plan, effective as of January 20, 2000. The Plan was last amended and restated as of January 1, 1996 and was subsequently amended on July 17, 1997 and September 18, 1997. The purpose of the Plan is to aid the Company and its subsidiaries and affiliates in attracting and retaining key personnel.

The Plan is an unfunded deferred compensation arrangement maintained by the Company for the purpose of providing supplemental retirement benefits for a select group of management or highly compensated employees within the meaning of
Section 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any obligations under the Plan shall be the joint and several obligations of AK Steel Holding Corporation, the Company and each of their respective subsidiaries and affiliates.


                            ARTICLE 2:  DEFINITIONS

As used in the Plan, the following terms, when capitalized, shall have the following meanings, except when otherwise indicated by the context:

2.1 "Administrator" means the Compensation Committee of the Board, or any successor Committee duly empowered by the Board.

2.2 "Average Monthly Earnings" means a Member's average monthly earnings during the highest three (3) calculation years of the last ten (10) calculation years. For this purpose, earnings includes all compensation for services rendered, including base salary, bonus and any elective deferrals made with respect to any calendar year under the AK Steel Corporation Deferred Compensation Plan, the AK Steel Corporation Thrift Plan or under any plan established under section 125 of the Code. Compensation attributable to reimbursement of business or relocation expenses; Company contributions after 1991 to any Company sponsored employee benefit plans established under sections 401(k) or 125 of the Code; and income under any stock option, restricted stock or phantom stock plan, shall be disregarded. The term "calculation years" means fiscal years measured by the twelve (12) consecutive calendar months ending with the last day of the month coincident with or immediately preceding the date of a Member's Termination Date.

2.3 "Board" means the Board of Directors of AK Steel Holding Corporation or any successor thereto, as the same shall be constituted from time to time.

2.4   "Chairman" means the Chairman of the Board.

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2.5   "Change in Control" has the same meaning under this Plan as under the
Trust Agreement for the AK Steel Corporation Non-Qualified Supplemental Retirement Plans.

2.6   "Code" means the Internal Revenue Code of 1986, as amended.

2.7 "Company" means AK Steel Corporation and any successor to all or substantially all of the assets or business of AK Steel Corporation.

2.8 "Key Management Service" means a Member's Service as an elected officer or in any other position which, during the Member's period of incumbency, is identified by the Chairman and approved from time to time by the Administrator, as a key management position. Except as otherwise determined by the Administrator and set forth in written notice to the Member, years of employment in one or more key management positions shall be aggregated, and Key Management Service shall include service in a key management position with Armco Steel Company, L.P. and Armco Inc.. The Administrator's determination that a position qualifies as a key management position and that certain periods of Service qualify as Key Management Service shall be final.

2.9 "Member" means any elected officer or member of key management of the Company who is selected by the Chairman and who is approved by the Administrator to be a participant eligible for benefits under this Plan.

2.10 "NCPP" means the AK Steel Corporation Noncontributory Pension Plan as amended, and any predecessor, substitute or successor Qualified DB Plan.

2.11 "NCPP Benefit" means for any Member who, as of his Termination Date, is entitled to a vested accrued benefit under the NCPP, the Member's vested accrued benefit under the NCPP, determined in accordance with the limitations under sections 401(a)(17) and 415 of the Code (or any substitute or similar provision limiting benefits permitted under the NCPP).

2.12 "Qualified DB Plan" means any tax-qualified defined benefit pension plan in which a Member has an accrued benefit as of his or her Termination Date including the NCPP or any other tax-qualified defined benefit pension plan sponsored by the Company or by any previous employer of any Member.

2.13 "Qualified DC Plan" means any tax-qualified defined contribution plan offered instead of a Qualified DB Plan as determined by the Administrator. For purposes of this definition, however, the AK Steel Corporation Thrift Plan A and any predecessor, substitute or successor thrift plan shall not be deemed to be a Qualified DC Plan.

2.14  "Qualified Plan" means any Qualified DB Plan and any Qualified DC Plan.

2.15 "Service" means a Member's years of employment with the Company, including years of employment with Armco Steel Company, L.P. or Armco Inc. and including years of employment with any other predecessor organization approved by the Administrator.

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2.16  "Spouse" means the person to whom a Member is married as of the Member's
Termination Date.

2.17 "Termination Date" means the date a Member's employment with the Company terminates for any reason, including death, on or after the Member's Vesting Date.

2.18 "Trust" means the Trust Agreement for the AK Steel Corporation Non-Qualified Supplemental Retirement Plans, as amended, and any successor or replacement trust for such trust.

2.19 "Unlimited NCPP Benefit" means for any Member who, as of his Termination Date, is entitled to a vested accrued benefit under the NCPP, the Member's vested accrued benefit under the NCPP, determined without regard to the limitations under sections 401(a)(17) and 415 of the Code (or any substitute or similar provision limiting benefits permitted under the NCPP) and based upon Average Monthly Earnings as defined in Section 2.2.

2.20 "Vesting Date" means the last to occur of the date a Member (i) completes five (5) years of Key Management Service and (ii) completes ten (10) years of Service; or such other date as determined by the Administrator in its sole discretion. Notwithstanding the foregoing, in the event of a Member's death prior to his or her Vesting Date as determined under the preceding sentence, such Member's Vesting Date for purposes of this Plan shall be the Member's date of death if the Member had completed at least five (5) years of Service as of his or her date of death.


                     ARTICLE 3:  ADMINISTRATION OF THE PLAN

This Plan shall be administered by the Administrator or its delegate as the Administrator may designate from time to time. Except as otherwise provided herein, it is intended that the Administrator (or such delegate) shall have full discretion to interpret the Plan's terms and to resolve claims which may arise under the Plan.


                         ARTICLE 4:  SOURCE OF BENEFITS

4.1  Source of Benefits

     The Company may pay benefits due under the terms of this Plan directly from its assets or from assets held in the Trust. All assets held by the Trust shall at all times be assets of the Company. The benefits payable under this Plan shall be unfunded for all purposes of the Code and ERISA.

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4.2  Assets of the Company

     Nothing contained in this Plan shall give or be deemed to give any Member or any other person any interest in any property of the Trust or of the Company or any right except to receive such payments as are expressly provided hereunder.

4.3  Liability of Officers and Directors

     No current or former employee, officer or director of AK Steel Holding Corporation or the Company shall be personally liable to any Member or other person under any provision of this Plan.

4.4  Funding upon Change in Control

     In the event of a Change in Control, the Company shall fully fund all benefits then accrued under this Plan by delivering sufficient assets to the Trustee in cash or in kind. Such funding obligation may be secured by an irrevocable letter of credit issued to the Trustee by such bank or other lending institution as approved by the Administrator.


                   ARTICLE 5:  ELIGIBILITY FOR PARTICIPATION

5.1  Selection of Members

     Participation in this Plan shall be limited to those members of management who have been selected by the Chairman and approved from time to time by the Administrator. No affirmative election is required on the part of any person selected to become a Member.

5.2  Removal of Members

     The Board may remove any Member from participation in this Plan. Such removal shall not affect the removed Member's vested rights from and after the Member's Vesting Date.

5.3  Notification of Members

     The Company shall notify in writing those employees selected as Members pursuant to Section 5.1 of their Member status and shall notify in writing any Member removed from membership pursuant to Section 5.2.

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                              ARTICLE 6:  BENEFITS

6.1  Benefit Defined

     Subject to the provisions of Article 7, a Member's accrued benefit under this Plan (the "Benefit") is the sum of the Member's Regular Benefit and the Member's Early Retirement Benefit if applicable, as defined in Sections
     6.2 and 6.3 respectively. No Benefit shall be payable under this Plan if a Member's employment with the Company terminates for any reason prior to the Member's Vesting Date.

6.2  Regular Benefit

     A Member's Regular Benefit is the value of a monthly payment deemed to commence on the later of the Member's 60th birthday or the Member's Termination Date which, for any month, is in an amount equal to the greater of:

     (a)  the Member's Unlimited NCPP Benefit; or

     (b) except as otherwise provided in any other agreement between the Company and a Member and approved by the Administrator, 45% of Average Monthly Earnings with respect to any Member who is not an elected officer of the Company, or 50% of Average Monthly Earnings with respect to any Member who is an elected officer of the Company.

6.3  Early Retirement Benefit

     A Member's Early Retirement Benefit is the value of a monthly payment equal to the Member's Unlimited NCPP Benefit during the period between the Member's Early Retirement Date and commencement of the Regular Benefit.
     The Member's Early Retirement Date is the earliest date that a Member is entitled to receive benefits under the NCPP after the Member's Termination Date.

6.4  Maximum Benefit

     Notwithstanding the foregoing, the monthly payments determined in accordance with Sections 6.2 and 6.3 above with respect to any Member who is not an elected officer of the Company shall not exceed 75% of such Member's highest monthly rate of base salary, ignoring any salary deferrals to any Company-sponsored benefit plans, during the Member's period of employment with the Company.

6.5  Non-Duplication

     A Member shall not be eligible for benefits under any other non-qualified supplemental retirement benefit plan maintained by the Company for the purpose of providing benefits not permitted to be paid under any Qualified DB Plan. Nothing herein shall prohibit participation by any Member in the AK Steel Corporation Deferred Compensation Plan.

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                              ARTICLE 7:  PAYMENT

7.1  Payment of Benefits

     Except as provided in Section 9.4, a Member's Benefit shall be paid in a single lump-sum payment, the amount of which shall be determined in accordance with Section 7.2, as reduced by the amount determined in accordance with Section 7.3. Payment shall be made to the Member, or in the case of the Member's death, to the Member's designated beneficiary, within 30 days following the Member's Termination Date. Any designation of beneficiary shall be made by the Member on an election form filed with the administrator and may be changed by the Member at any time by filing another election form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Member, payment shall be made to the Member's estate.

7.2  Lump-Sum Valuation

     (a) To calculate the lump-sum present value of a Member's Benefit, it shall be assumed that the Benefit is payable as a lifetime annuity for an unmarried Member or as a joint and 50% surviving spouse's annuity for a married Member. A Member is deemed to be married for the purposes of this Section 7.2(a) if the Member has a Spouse on his or her Termination Date.

     (b) Subject to the provisions of Section 7.2(c), the lump-sum present value of a Member's Benefit shall be determined by the enrolled actuary for the NCPP based upon assumptions approved by the Administrator in the Administrator's sole discretion. The assumptions may be changed at any time, and from time to time, but any change shall only be valid with respect to Termination Dates occurring twelve or more months after the change is approved.

     (c) Unless otherwise directed by the Administrator, the lump-sum present value of a Member's Benefit shall be calculated as of the Member's Termination Date based upon (i) the 3-month average of the Pension Benefit Guaranty Corporation immediate annuity interest rate in effect during each of the 3 months preceding the month in which the Termination Date occurs, (ii) the age of the Member, (iii) the 1984 Unisex Pension Table (UP84) and (iv) such other actuarial assumptions as would apply under the NCPP.

7.3  Offset for Other Pensions

     The lump-sum present value of a Member's Benefit determined in accordance with Section 7.2 shall be reduced by an amount equal to the present value as of the Member's Termination Date of (i) any accrued benefit under any employer provided Qualified DB Plan; and (ii) the aggregate amount of any employer provided vested benefits accumulated under any Qualified DC Plan.

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             ARTICLE 8:  INTERPRETATION, AMENDMENT AND TERMINATION

8.1  Interpretation of the Plan

     This document contains the terms of the Plan. However, the Administrator shall have, and the Board expressly reserves to itself and its designate, the broadest possible power to exercise its discretion to interpret the terms of this Plan and to resolve any question regarding any person's rights under the Plan. Any such interpretation shall be final and binding upon a Member, the Member's spouse and heirs and subject to review only in accordance with Section 8.2.

8.2  Claims Procedure

     Any Member or other person questioning the rights of any person under the Plan shall submit such question in writing to the Administrator, or its designate, for resolution. No person shall have any claim or cause of action for any benefit under this Plan until the Administrator, or its designate, has responded to such written claim, which response shall not be unreasonably delayed. Except as to disputes described in Sections 9.2 and 9.4, it is the intent of the Company, and each Member agrees as a condition of membership, that any judicial review of any decision hereunder shall be limited to a determination of whether the Administrator, or its designate, acted arbitrarily or capriciously, and that any decision of the Administrator, or its designate shall be enforced unless the action taken is found by a court of competent jurisdiction to have been arbitrary or capricious. Disputes described in Sections 9.2 and 9.4 may be resolved by binding arbitration, if mutually agreed by the Member and the Administrator, or by litigation; and in either case such action may proceed without the necessity of exhausting any other remedies that may be available under this Plan.

8.3  Amendment or Termination of the Plan

     The Board may, at any time, with or without notice to any person, amend or terminate this Plan. No such amendment or termination shall adversely affect a Member's rights under this Plan after a Member's Vesting Date.

8.4  No Cause of Action

     No Member shall have any right, claim or cause of action against any person or entity to appeal the denial of a benefit by the Administrator except as provided in Sections 8.1 and 8.2. In addition, no Member, and no person claiming by, through or on behalf of a Member, shall have any claim to or cause of action for any benefit under this Plan which might have been earned but for the amendment or termination of the Plan, or the termination of the Member's employment or the removal of the Member from participation under this Plan.

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                           ARTICLE 9:  MISCELLANEOUS

9.1  Unsecured General Creditor

     Any and all rights created under this Plan shall be unfunded and unsecured contractual rights of the Members against the Company. The Company's obligation under this Plan shall be a mere promise by the Company to make the benefit payments described herein. Members shall have no legal or equitable right, interest or other claim in any property or assets of the Company by reason of the establishment of this Plan.

9.2  Obligations to the Company

     If a Member becomes entitled to a distribution of benefits under this Plan, and if at such time the Member has any outstanding debt, obligation or other liability representing an amount certain owed to the Company, then the Company may offset such amount against the amount of benefits otherwise distributable under the Plan. Such determination shall be made by the Administrator.

9.3  Assignability

     No Member shall have any right to anticipate, alienate, assign, sell, transfer, pledge, encumber, attach, mortgage or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Member's, or any other person's bankruptcy or insolvency.

9.4  Forfeiture

     Any Member terminated for Cause shall forfeit all rights under this Plan. "Cause" means a willful engaging in gross misconduct materially and demonstrably injurious to the Company. "Willful" means an act or omission in bad faith and without reasonable belief that such act or omission was in or not opposed to the best interests of the Company. Any such determination shall be made by the Board. Each Member shall be entitled to a statement of the facts alleged as a basis for the Board's determination that a Member has been terminated for cause and shall be permitted an opportunity to present, in person, for the Board's consideration, in such manner as the Board shall direct, any facts or arguments on the Member's behalf as the Member or his representative may determine.

9.5  Sale of Business

     The sale as a going business of (i) the Company or (ii) substantially all of the assets of the Company shall not be a termination of Service for the purpose of establishing a Member's right to receive benefits under this Plan.

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9.6  Employment Not Guaranteed

     The establishment of this Plan, a Member's appointment as a Member of the Plan, any provision of this Plan, or any action taken hereunder, shall not be or be construed as a contract of employment for any definite term. The Company may take any action related to a Member's employment without regard to the effect such action has or may have on a Member's rights hereunder.

9.7  Captions

     The captions to the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.8  Validity

     In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

9.9  Applicable Law

     This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.

                                    AK STEEL HOLDING CORPORATION
                                    AK STEEL CORPORATION



                                    By: ___________________________________
                                        John G. Hritz, Executive Vice President
                                           and General Counsel

Adopted December 12, 1989
Amended and Restated January 1, 1994
Amended and Restated January 1, 1995
Amended and Restated January 1, 1996
Amended July 17, 1997
Amended September 18, 1997
Amended and Restated January 20, 2000

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